UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2013

ICONIX BRAND GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-10593 (Commission File Number)	11-2481903 (IRS Employer Identification No.)

1450 Broadway, New York, New York (Address of principal executive offices)	10018 (Zip Code)

Registrant’s telephone number, including area code (212) 730-0030

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement
ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As previously announced, on June 21, 2013, certain of Iconix Brand Group, Inc.’s (“Iconix” or the “Registrant”) subsidiaries, Icon Brand Holdings LLC, Icon DE Intermediate Holdings LLC, Icon DE Holdings LLC and Icon NY Holdings LLC, each a limited-purpose, bankruptcy remote, wholly-owned indirect subsidiary of Iconix, (collectively, the “Co-Issuers”) issued $275 million aggregate principal amount of Series 2013-1 4.352% Senior Secured Notes, Class A-2 (the “Notes”) under an existing securitization program in an offering exempt from registration under the Securities Act of 1933, as amended. The Notes were issued under a Base Indenture dated November 29, 2012 and the related supplemental indenture dated June 21, 2013 (the “Supplemental Indenture”), which is attached to this Form 8-K as Exhibit 4.1, among the Co-Issuers and Citibank, N.A., as trustee and securities intermediary. The terms and conditions of the Notes are substantially the same as those of the notes issued by the Co-Issuers under the same securitization program on November 29, 2012.

A copy of the press release announcing the closing of the offering is attached hereto as Exhibit 99.1 and incorporated by reference herein.
ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Andrew Tarshis resigned as Executive Vice President and General Counsel of Iconix, effective as of July 1, 2013. Mr. Tarshis resigned to pursue other opportunities, but will work with the Company on a transitional basis through the end of July 2013.

ITEM 9.01	Financial Statements and Exhibits
(d) Exhibits.

Exhibit Number	Description of Exhibit

4.1	Supplemental Indenture, dated June 21, 2013
99.1	Press release issued by Iconix Brand Group, Inc., dated June 21, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICONIX BRAND GROUP, INC.
(Registrant)

Date: June 27, 2013	By:	/s/ Warren Clamen
	Name:	Warren Clamen
	Title:	Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

4.1	Supplemental Indenture, dated June 21, 2013
99.1	Press release issued by Iconix Brand Group, Inc., dated June 21, 2013.